SEPARATION AND GENERAL RELEASE AGREEMENT This Separation and General Release Agreement (“Agreement”) is made by and between Energy Vault Holdings, Inc. (“Energy Vault”) and Johannes Cornelis Maria van Gaalen (“Employee”) with reference to the following: WHEREAS, Employee was employed by Energy Vault on an at-will basis as Chief Financial Officer; WHEREAS, Employee and Energy Vault have agreed that Employee’s last day of employment will be April 15, 2024 (the “Separation Date”); WHEREAS, Energy Vault granted Employee 250,000 Restricted Stock Units (“RSUs”) pursuant to the terms of the Energy Vault 2022 Employment Inducement Award Plan (the “Inducement Plan”) and the Notice of Restricted Stock Unit Award, dated January 9, 2023, by and between Energy Vault and Employee (the “RSU Award Agreement”); and WHEREAS, Energy Vault has offered Employee certain consideration (as detailed in Paragraph 3 below) in exchange for Employee’s entering into this Agreement. NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the sufficiency of which Employee and Energy Vault (collectively, the “Parties”) hereby acknowledge, the Parties agree as follows: 1. Recitals: The above recitals are true and correct and are incorporated herein by reference for all purposes. 2. Cessation of Services: a. Employee’s employment with Energy Vault terminated on the Separation Date. With the exception of the payments set forth in Paragraph 3 below, Employee acknowledges that Employee is not owed any further payment of any type as a result of Employee rendering of services as an employee for Energy Vault. Without regard to whether Employee executes this Agreement, Employee received payment for any final wages through the Separation Date, in a final paycheck or direct deposit (at Employee’s election) on or before the Separation Date. b. Employee hereby resigns from all positions held by Employee with the Energy Vault and its affiliates. Employee agrees to execute letters of resignation and/or other documents as may be required or requested by Energy Vault and otherwise cooperate fully and take all steps reasonable and necessary to effectuate or evidence the resignation(s) set forth in this Paragraph. c. Employee’s coverage under Energy Vault’s group medical, dental, and vision benefit plans (collectively, “health and welfare benefits”), if any, ends on the Separation Date. Upon termination of the health and welfare benefits, regardless of signing this Agreement, Employee is eligible to elect continuation of Employee’s health and welfare benefits in Exhibit 10.1

2 accordance with the federal Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”). Energy Vault shall provide Employee with information regarding COBRA benefits by mail, in accordance with applicable law. 3. Consideration: In consideration of Employee entering into this Agreement, executing it no earlier than the Separation Date, and contingent on Employee’s compliance with the terms of this Agreement, Energy Vault agrees to the following: a. Energy Vault shall pay to Employee a lump sum of severance in the total gross amount of ninety-nine thousand three hundred two dollars ninety-one cents ($99,302.91), (the “Severance Payment”), less standard withholding and authorized deductions, subject to Paragraph 5.e below. The Severance Payment will be made within thirty (30) business days of the Effective Date, if Employee has complied with the terms of this Agreement and returned a signed copy of this Agreement to Energy Vault by the Deadline set forth in Paragraph 25 below. b. Subject to Paragraph 5.e below, if Employee timely elects continuation of health and welfare benefits pursuant to the COBRA, Energy Vault agrees to reimburse Employee for COBRA premiums Employee pays for such coverage for up to five (5) months (May 1, 2024 through September 30, 2024), so long as Employee is not eligible for group medical coverage through another source, such as another employer or spousal coverage. Employee must notify Energy Vault if Employee obtains such alternative health and welfare benefits coverage promptly, and no later than ten (10) days after Employee obtains such alternative coverage. For purposes of clarity, Employee acknowledges and agrees that Energy Vault’s obligation to pay the COBRA reimbursement shall cease in the event Employee becomes eligible for other group health insurance coverage. c. The RSUs continued to vest through the Separation Date. Subject to Paragraph 5.e below, 46,875 RSUs shall be deemed to vest as of the Effective Date and shall be settled in accordance with the terms of the RSU Award Agreement. As of the Separation Date, the remaining 125,000 unvested RSUs and any other outstanding equity awards pursuant to the Inducement Plan, the Company’s 2022 Equity Incentive Plan, or any other equity incentive plan of the Company, are, automatically and without further action by any party, cancelled, terminated, and forfeited without consideration therefor. Employee agrees and acknowledges that, except as provided in this Agreement, upon execution of this Agreement, Employee has no right, title, or interest in any equity or equity-linked award with respect to equity securities of Energy Vault or any of its affiliates except as otherwise set forth herein. For the avoidance of doubt, if this Agreement does not become effective, the 46,875 RSUs shall automatically and without further action by any party, cancelled, terminated, and forfeited without consideration therefor. d. Employee acknowledges that the consideration set forth in this Paragraph 3 and its subparts exceeds any earned wages or anything else of value otherwise owed to Employee by Energy Vault. 4. General Release: Except for those obligations created by or arising out of this Agreement, and excluding only those claims that cannot be waived as a matter of law, Employee acknowledges full and complete satisfaction of any obligations to Employee by Energy Vault

3 and hereby releases and discharges Energy Vault, its parent, subsidiaries and affiliated entities, past and present, and each of them, as well as its and their trustees, directors, partners, investors, shareholders, members, officers, agents, employees, attorneys, and insurers, past and present, and each of them, together and each of them (collectively “Releasees”) from any and all liabilities, claims, wages, agreements, obligations, demands and causes of action, attorneys’ fees, and/or expenses, known or unknown, suspected or unsuspected, arising out of or in any way connected with Employee’s employment relationship with Energy Vault, or termination of employment, or any other transactions, occurrences, acts or omissions, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted up to and including the date Employee executes this Agreement (collectively, “Claims”), including, without limiting the generality of the foregoing, any Claims (on an individual or representative basis): (i) for wages, including overtime wages, bonuses, commissions, vacation pay, sick pay, severance, back pay, front pay, penalties, life insurance, health or medical insurance or any other fringe benefit or compensation of any kind including any such claim arising under federal or state law; (ii) for civil penalties pursuant to any provision of the California Labor Code (including, without limitation, the Private Attorney’s General Act (“PAGA”) and/or the Industrial Welfare Commission’s Wage Orders); (iii) for alleged public policy violation or discrimination, harassment, retaliation, or other unlawful conduct under Title VII of the Civil Rights Act of 1964 (42 U.S.C. §§ 2000e et seq.), the Civil Rights Act of 1866 (42 U.S.C. § 1981), the Age Discrimination in Employment Act, the National Labor Relations Act (29 U.S.C. §§ 151 et seq.), the Equal Pay Act, the Rehabilitation Act, the Americans With Disabilities Act of 1990 (42 U.S.C. §§ 12101 et seq.), the Family and Medical Leave Act of 1993 (“FMLA”), the California False Claims Act (Cal. Gov’t Code §§ 12650 et seq.), the California Labor Code, the California Family Rights Act (“CFRA”), the California Fair Employment and Housing Act (Cal. Gov’t Code §§ 12940 et seq.), the Employee Retirement Income Security Act and the Sarbanes-Oxley Act of 2002, the Florida Civil Rights Act of 1992 f/k/a Human Rights Act of 1977, Fla. Stat. § 760.01 et seq., Florida Equal Pay Law, Fla. Stat. § 448.07, Fla. Stat. § 725.07, Florida AIDS Act, Fla. Stat. § 760.50, Florida Law Sickle-Cell Trait Discrimination Law, Fla. Stat. §§ 448.075, 448.076; Florida Private Whistleblower Protection Law, Fla. Stat. § 448.101 et seq., Florida Public Whistle-Blower’s Act, Fla. Stat. § 112.3187 et seq.; Florida Worker’s Compensation Retaliation Law, Fla. Stat. § 440.205; Florida Unpaid Wages Law, Fla. Stat. § 448.08, Florida Minimum Wage Act, Fla. Stat. §§ 448.109, 448.110, Florida Leave to Victims of Domestic Violence Act, Fla. Stat. § 741.313, and waivable rights under the Florida Constitution, and any other federal, state, or local statute, ordinance or common law which forbids discrimination, harassment, or retaliation in any aspect of employment, including retaliation for engaging in “whistleblowing” activity or for filing a workers’ compensation claim; (iv) for negligence, breach of express or implied contract, collective bargaining agreement, violation of public policy, wrongful discharge, constructive termination, discriminatory discharge, conspiracy, fraud, false imprisonment, intentional or negligent infliction of emotional distress, mental or physical injury, tortious interference with contract or prospective economic advantage, libel, or slander; (v) for attorney’s fees, costs, and disbursements; and/or (vi) pursuant to any other federal, state or local statute, ordinance or regulation or constitutional, contract, tort or common law theory which Employee ever had, now has, or hereafter can, shall or may have against the Releasees for, upon or by reason of any act, omission, transaction or occurrence up to and including the date Employee executes this Agreement. All of the above statutes as amended. Notwithstanding the foregoing, nothing in this

4 Agreement shall affect (i) any vested interest Employee may have in Energy Vault’s 401(k) plan (if any); (ii) any vested interest Employee has (if any) under any RSU agreement(s) or award(s) that vested prior to the Separation Date; (iii) any rights Employee may have under COBRA; (iv) rights to the RSUs and under the RSU Award Agreement as set forth in this Agreement, (v) claims for indemnification; or (vi) claims that cannot be waived or released as a matter of law. a. Except as otherwise set forth herein, Employee represents and warrants that Employee has brought no complaint, claim, charge, action or proceeding against Energy Vault in any jurisdiction or forum, nor will Employee, from the date of signing forward, unless compelled by law, advise, aid or encourage any person or entity to bring a claim against (i) Energy Vault or (ii) any other Releasees, and will not assist any person or entity in connection with any such claim unless required by legal process or applicable law. Notwithstanding the foregoing, nothing herein prohibits Employee from initiating or participating in any charges, actions, or proceedings before, or engaging in communications with, the Securities Exchange Commission (“SEC”) about possible fraud or other securities law violations (defined herein as “Covered Actions”), either prospectively after the date Employee signs this Agreement or prior to the date Employee signs this Agreement. Further, nothing in this Agreement, however, shall restrict Employee’s ability to testify truthfully in any suit, hearing, or investigation which Employee has not personally commenced provided that such testimony is compelled by subpoena or other operation of law or to engage in any other activities expressly permitted under this Agreement. b. Except with respect to a breach of obligations arising out of this Agreement, if any, and to the fullest extent permitted by law, execution of this Agreement by the Parties operates as a complete bar and defense against any and all of Employee’s Claims. 5. Age Discrimination Release: Employee expressly acknowledges and agrees that, among the matters waived and released are any and all rights or claims arising under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §§ 621 et seq. (the “ADEA”), which have arisen on or before the date Employee executes this Agreement (the “ADEA Release”). Because the ADEA contains special provisions affecting the release of ADEA claims, Employee also expressly acknowledges and agrees that: a. In return for this executing this Agreement and the ADEA Release, in particular, Employee will receive consideration, i.e., something of value, beyond that which Employee was already entitled to receive before entering into this Agreement; b. Employee has the right and is advised to consult with an attorney of Employee’s own choosing before signing this Agreement; c. The releases contained in this Agreement (including, without limitation, the ADEA Release) do not cover the rights or claims that may arise after the date on which Employee executes this Agreement; d. Employee has been given a reasonable period of time (at least twenty-one (21) days if Employee so chooses) within which to consider the Agreement; any changes,

5 material or otherwise, to this Agreement do not operate to re-start this 21-day consideration period; e. Employee has been informed that Employee has seven (7) days following the date Employee executes the Agreement in which to revoke the ADEA Release (the “Revocation Period”), understanding that the ADEA Release will not be enforceable until this seven-day Revocation Period has expired. Any revocation of the ADEA Release must be in writing and delivered to Gonca Icoren at the email and/or address set forth in Paragraph 24 below before expiration of the Revocation Period, in which case, this Agreement will be null and void and Employee will not be entitled to receive the consideration referred to in Paragraph 3; and f. Unless revoked by Employee before the expiration of the Revocation Period, the ADEA Release contained in this Agreement shall become effective and enforceable on the day following the end of the Revocation Period (the “Effective Date”); all other releases and covenants contained in this Agreement shall become effective and enforceable on the date Employee executes this Agreement, regardless of whether Employee revokes the ADEA Release within the Revocation Period. 6. Waiver of Unknown Claims: This Agreement is intended to be effective as a bar to all claims, as stated above, up to and including the date Employee executes this Agreement. Accordingly, Employee hereby expressly waives any and all rights and benefits conferred by the provisions of section 1542 of the California Civil Code (“Section 1542”) and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, if any, as well as those relating to any other claims, as stated above. Section 1542 provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” Employee warrants that Employee has had the opportunity to consult with counsel about this Agreement and, specifically, about the waiver under Section 1542 and that Employee understands the Section 1542 waiver and freely and knowingly enters into this Agreement. 7. Confidentiality Regarding Agreement and Separation of Employment: Except as otherwise expressly provided herein and to the fullest extent permitted by law, absent prior express written approval and permission of Energy Vault’s Chief Executive Officer, Employee agrees to keep confidential and not make public or reveal to any person, firm, corporation, association, partnership or entity of any kind whatsoever, including, without limitation, any current, former or future employees or agents of Energy Vault or any of its affiliated, subsidiary or parent companies or their current, former or future employees or agents any information regarding the terms or existence of this Agreement, including, without limitation, the payment(s) Employee is receiving under the Agreement. This confidentiality

6 proscription shall not apply to: (i) Employee providing any such information to Employee’s spouse, attorney, accountant, tax consultant and/or the duly designated taxing authorities of the United States of America and/or any state; or (ii) any disclosures compelled by law (after notice to Energy Vault within a reasonable period for making an objection to such disclosures). In the event that Employee reveals any material terms of this Agreement to the limited extent permitted in this Paragraph 7 or elsewhere in this Agreement, Employee shall instruct the recipient(s) of such information that this is a private, confidential agreement and that the terms of this Agreement may not be revealed to any other person for any reason whatsoever. 8. Confidential Information: a. Confidential Information: The term “Confidential Information,” as used herein, means all information or material not generally known by those with whom Energy Vault or any of its affiliated, subsidiary or parent companies compete or do business, or with whom Energy Vault or any of its affiliated, subsidiary or parent companies plan to compete or do business, and any and all information, which, if disclosed by Energy Vault or any of its affiliated, subsidiary or parent companies, would assist in competition against it/them. Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, investors, business partners, customer lists and customers (including, but not limited to, those of Energy Vault on whom Employee has called or with whom Employee became acquainted during the term of Employee’s employment), markets, software, developments, inventions, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to Employee by Energy Vault or any of its employees, either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. Confidential Information also includes any information described above which Energy Vault or any of its affiliated, subsidiary or parent companies obtain(s) from another party and which Energy Vault or any of its affiliated, subsidiary or parent companies treat(s) as proprietary or designate(s) as Confidential Information, whether or not owned or developed by Energy Vault or any of its affiliated, subsidiary or parent companies. Notwithstanding the above, no information constitutes Confidential Information if (i) it is generic information or general knowledge which Employee would have learned in the course of similar employment elsewhere in the energy storage industry, (ii) Employee can prove possession or knowledge of the at-issue information prior to Employee’s employment by Energy Vault, or (iii) such information is otherwise publicly known and in the public domain through no breach of any agreement by Employee or another Energy Vault current or former employee. b. Employee’s Duties Regarding Confidential Information: Employee acknowledges that the nature of Employee’s employment by Energy Vault was such that Employee had access to Confidential Information which has great value to Energy Vault or any of its affiliate, subsidiary or parent companies and that except for Employee’s employment by Energy Vault Employee would not otherwise have had access to such material. Employee shall keep all of the Confidential Information in confidence and shall not disclose any such Confidential Information to any other person or entity, except: (i) personnel of Energy Vault entitled thereto and other persons designated in writing by Energy Vault; or (ii) as legally

7 required by a lawful subpoena or by court order and, then, only after immediate written notice by Employee to Energy Vault of the existence of such subpoena or court order, with a copy of any such document and the allowance of no less than five (5) business days after receipt by Energy Vault of such written notice with copy of subpoena or court order for Energy Vault to object to or move to quash any subpoena, court order or potential disclosure. Employee shall not cause, suffer, or permit the Confidential Information to be used for the gain or benefit of any party outside of Energy Vault, or for Employee’s personal gain or benefit. Nothing in this Agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. c. Effect of Previous Obligations: Employee acknowledges that this Agreement is not intended to supersede, limit, or affect any obligation, contractual or otherwise, which Employee has with respect to the disclosure, use or protection of any proprietary or privileged, confidential, work product or trade secret information of Energy Vault or private information of its customers. All previous written agreements, including but not limited to the Employee Confidentiality, Non-Disclosure, and Inventions Assignment Agreement, executed by Employee on November 14, 2022, and responsibilities imposed by law and/or by contract relating to Energy Vault’s intellectual property, proprietary, confidential, and/or privileged information, trade secrets, and/or private information of Energy Vault’s customers shall remain in full force and effect and shall survive the execution of this Agreement to the extent permitted by law. To the extent that there is any conflict between this Paragraph 8.c. of this Agreement and any prior obligation(s), contractual or otherwise, which Employee has with respect to the disclosure, use or protection of any proprietary or privileged, confidential, work product or trade secret information of Energy Vault or private information of its customers, the terms of the prior obligation/agreement shall control. 9. Non Disparagement: Except as otherwise expressly provided herein and to the fullest extent permitted by law, Employee shall not disparage Energy Vault or any of its affiliated, subsidiary or parent companies or any of their current or former officers, directors, members, partners, investors, agents, attorneys, representatives, employees, products or services, in any manner. Notwithstanding the foregoing, nothing contained in this Agreement is intended to or does prohibit, restrict, or prevent Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. 10. References: The Parties agree that any request for a reference related to Employee’s employment with Energy Vault will be submitted to Energy Vault’s Human Resources Department, Gonca Icoren, Gonca.Icoren@energyvault.com, (805) 405-9320, and, in response to any request for references regarding Employee’s employment with Energy Vault, Energy Vault will release only Employee’s dates of employment and positions held. 11. Cooperation: Employee agrees to furnish information and assistance as may reasonably be requested by Energy Vault in connection with any investigations, claims, charges, or litigation in which it, or any of its parent, subsidiaries or affiliated entities is, or may become involved. Such information and assistance shall be furnished at mutually agreeable times and

8 Energy Vault shall reimburse Employee for reasonable out of pocket expenses and time associated with such cooperation. 12. Reservation of Rights: Nothing in this Agreement, including (without limitation) the release, confidentiality, and non-disparagement provisions at Paragraphs 4, 5, 6, 7, 8 and 9 shall be construed to prohibit, prevent, or limit Employee from: (i) responding truthfully to a valid subpoena; (ii) filing an administrative charge, complaint, report, or concern with, or participating in any investigation conducted by, a governmental agency or legislature, including the U.S. Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Equal Employment Opportunity Commission and/or any other federal, state or local government agency (“Government Agencies”); (iii) filing, testifying or participating in or otherwise assisting in a proceeding relating to, or reporting, an alleged violation of any federal, state or municipal law relating to fraud or any rule or regulation of the U.S. Securities Exchange Commission (“SEC”) or any self-regulatory agency or organization that has jurisdiction over Energy Vault; or (iv) making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation or engaging in any Covered Actions as described above. In addition, nothing in this Agreement shall be construed to prevent Employee from disclosing information when compelled to do so by process of law or legal process, but Employee shall give Energy Vault prompt and reasonable notice of any legal process served upon Employee calling for the disclosure of Confidential Information, in accordance with Paragraph 8.b., so as to afford Energy Vault the opportunity to take legal steps to protect against the unnecessary disclosure of such information. Energy Vault’s prior authorization shall not be required to make any reports or disclosures to Government Agencies under this Paragraph 12 and Employee is not required to notify Energy Vault that he or she has made such reports or disclosures. Nevertheless, Employee acknowledges and agrees that by virtue of the releases set forth in this Agreement above, Employee has waived any right to any relief otherwise potentially available to Employee (including without limitation, monetary damages, equitable relief and/or reinstatement) under any of the claims and/or causes of action waived in this Agreement. Therefore, except as set forth herein, Employee agrees that Employee will not seek or accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency) with respect to any claim or right waived in this Agreement. This Agreement does not, however, waive or release Employee’s right (if any) to receive a monetary award from the SEC for information provided to the SEC. 13. Return of Property: Employee acknowledges that on the Separation Date, or at the time requested by Energy Vault, whichever was earlier, Employee returned all of Energy Vault’s property in Employee’s possession or control including but not limited to security access cards or other access devices, keys, cellular phones, PDAs, memory cards, flash drives, laptop computers, work files (including hard copies and electronic documents), memoranda, notes and records or any other documents made or compiled by Employee or made available to Employee during the term of Employee’s employment at Energy Vault. Further, as of the date of executing this Agreement, Employee warrants and represents that Employee has complied fully with Energy Vault’s instructions with respect to the transfer, destruction, and/or return of any Confidential Information in electronic form.

9 14. Integration/Modification: Except as expressly provided otherwise in Paragraph 8 hereinabove, Employee acknowledges and agrees that this instrument and the RSU Award Agreement (as modified by the Agreement) constitute and contain the entire agreement and final understanding concerning the Employee’s separation from employment with Energy Vault and the other matters addressed herein, and that they are intended to be a complete and exclusive statement of the terms of Employee’s agreement with Energy Vault concerning the subject matters addressed herein. Except as expressly provided otherwise in Paragraph 8.c. above, Employee understands and agrees that this Agreement and the RSU Award Agreement (as modified by the Agreement) supersede and replace all prior negotiations and/or agreements, whether written or oral, and that any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against Energy Vault. This is a fully integrated instrument. Further, this Agreement can be modified only in the form of a writing signed by both Parties hereto expressly referencing this Agreement by name. 15. Construction of Agreement/Invalid Agreement Provisions: Employee acknowledges and agrees that, in interpreting this Agreement, there will be no presumption against Energy Vault because it is its drafter. Should any provision or term, or part of a provision or term of this Agreement be determined by any arbitrator or court to be illegal or invalid, excepting only the releases contained in Paragraphs 4 through 6, the validity of the remaining parts, provision or terms shall not be affected thereby and said illegal or invalid part, provision or term shall not be deemed to be a part of this Agreement. 16. Taxes; Section 409A: Section 14 of the Offer and Terms of Employment letter, dated as of November 14, 2022, by and between Energy Vault and Employee, is hereby incorporated by reference into this Agreement as if first set forth herein. 17. Indemnification: To the fullest extent permitted by law, Employee shall indemnify Releasees against any loss or liability whatsoever, including all court or arbitrator costs and attorneys’ fees, caused by any action or proceeding that is brought with respect to any claim released by/in this Agreement, except as to claims pursuant to the ADEA and/or the Older Workers Benefit Protection Act (“OWBPA”). 18. Choice of Law: Except as otherwise provided under the Federal Arbitration Act (“FAA”) or other applicable federal law, this Agreement shall be governed by the laws of the State of Florida without reference to any state’s or country’s choice of law provisions to the contrary. 19. No Admission of Wrongdoing: Nothing contained in this Agreement nor the fact that the Parties sign this Agreement shall be considered as an admission by either party of any wrongdoing by either party. 20. Arbitration: Employee agrees that any dispute or controversy between the Parties in any way arising out of, related to, or connected with this Agreement, Employee’s employment with Energy Vault, or the termination of the same, shall be resolved through final and binding arbitration, pursuant to the Employment Arbitration Rules and Procedures of JAMS, Inc. (“JAMS”), available at www.jamsadr.com and incorporated herein by reference. Any arbitration shall take place in the JAMS office nearest to Employee’s last place of employment

10 with Energy Vault, unless otherwise agreed by the Parties or as otherwise required by law. In the event of a dispute subject to this section, the Parties shall be entitled to written discovery and depositions adequate to give the Parties access to documents and witnesses that are essential to the dispute, subject to the discretion of the arbitrator and pursuant to the applicable JAMS rules. The arbitrator selected shall have the authority to grant either party or both all remedies otherwise available by law, including injunctions. The arbitrator shall render an award and written opinion explaining the basis for the award. The arbitral award shall be binding upon the Parties. Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction thereof. The Parties shall take all reasonable steps to maintain the confidentiality of the arbitration award, including executing a confidentiality stipulation in a form acceptable to Energy Vault. The prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party’s costs (including but not limited to the arbitrator’s compensation), expenses, and attorneys’ fees, applying the standards that would apply were the matter to have been filed in a court. If Employee submits to arbitration a claim or controversy regarding the validity of the release of Employee’s substantive rights and claims arising under the ADEA, Energy Vault shall not be entitled to recover attorneys’ fees and/or damages from Employee in the arbitration. Energy Vault shall pay for all costs unique to the arbitration process, if required by applicable law. The Parties acknowledge that by agreeing to arbitration, they are waiving their right to a judicial forum and to a trial by jury. Nothing herein, however, shall be construed to preclude either party from making an application for temporary or preliminary injunctive relief to a court of relevant jurisdiction. The Parties agree that Energy Vault is engaged in interstate commerce and that, except as provided in this Agreement, the Federal Arbitration Act shall govern the interpretation and enforcement of, and all proceedings pursuant to, this agreement to arbitrate. 21. Successors and Assigns: This Agreement shall bind and shall inure to the benefit of the successors and assigns of each party. With respect to Employee, the Agreement shall also bind and inure to the benefit of Employee’s heirs and assigns. 22. Counterparts: This Agreement may be executed in counterparts, each of which will be considered one and the same document, shall have the same force and effect as an original, and shall constitute an effective, binding agreement on the part of each of the undersigned. The Parties agree that this Agreement may be executed and delivered by facsimile signature, portable document format (“PDF”), and/or any electronic signature complying with the U.S. federal ESIGN Act of 2000 and applicable state counterparts (e.g., DocuSign). 23. Captions: The Parties understand and agree that any captions are utilized for convenience only, and do not operate to explain or limit the provisions of this Agreement. 24. Notices: All notices required or permitted by the terms of this Agreement shall be sufficient if given in writing and delivered personally, or by certified mail or courier service, requiring written acknowledgement of receipt, to the following addresses for the persons or entities listed:

11 For/To Energy Vault: Energy Vault Holdings, Inc. Attn: Gonca Icoren, Chief People Officer 4360 Park Terrace Dr., Suite 100 Westlake Village, CA 91361 Gonca.Icoren@energyvault.com For/To Employee: Johannes Cornelis Maria van Gaalen 25. Time to Consider/Execute: By signing below and returning this Agreement to Energy Vault, Employee agrees and acknowledges that Employee has had, and that Energy Vault gave Employee, a reasonable time in which to consider this Agreement before executing it (at least 21 days), and that such period was sufficient for Employee to fully and completely consider all of its terms. Further, by signing below, Employee acknowledges that Employee read this Agreement, understands its terms, and executed it voluntarily. Employee has until 5:00 p.m. Pacific time on Tuesday, April 23, 2024 (the “Deadline”) to consider the terms of this Agreement and return it to Gonca Icoren at the email or address set forth in Paragraph 24. Energy Vault’s offer of consideration under this Agreement will expire as of 5:00 PM Pacific on the Deadline if Employee has not executed this Agreement and returned it to Energy Vault by that date and time. [remainder of page intentionally left blank]

12 THIS SEPARATION AND GENERAL RELEASE AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, INCLUDING THOSE PURSUANT TO THE AGE DISCRIMINATION IN EMPLOYMENT ACT. READ IT CAREFULLY BEFORE SIGNING. Employee and Energy Vault hereby declare and affirm that they have read the foregoing Separation and General Release Agreement and understand and acknowledge the significance and consequence of it and execute it voluntarily with full understanding of its terms and consequences. EXECUTED this 15 day of April 2024, at Miami Beach , FL . (city) (state) Johannes Cornelis Maria van Gaalen By: /s/ Johannes Cornelis Maria van Gaalen Name: Johannes Cornelis Maria van Gaalen Title: Chief Financial Officer EXECUTED this 15 day of April 2024, at Westlake Village , CA . (city) (state) ENERGY VAULT HOLDINGS, INC. By: /s/ Goncagul Icoren Name: Goncugul Icoren Title: Chief People Officer